Filed Pursuant to Rule 424(b)(5)
Registration No. 333-172787

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 9, 2011)

6,326,262 Shares

Common Stock

We are offering 6,326,262 shares of our common stock. Our common stock is quoted on The NASDAQ Global Market under the symbol “CYTX.” On July 11, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $5.21 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	PER SHARE(1)	TOTAL(1)
Offering Price	$4.52	$28,594,704
Proceeds to Cytori before expenses	$4.52	$28,594,704

(1)	Offering Price and Proceeds assumes that all shares offered hereby are sold at the initial offering price. As described under “Plan of Distribution” below, the investor is purchasing 1,326,262 shares of common stock at an initial closing and 250,000 shares of common stock at subsequent closings once every two weeks, commencing 30 days after the initial closing, for up to an additional 20 closings, subject to the satisfaction of customary closing conditions. At an initial closing on July 12, 2011, the offering price is $4.52, which is 88% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to the initial closing date. At subsequent closings, the offering price will equal 90.25% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to each subsequent closing date. As a result, each $1.00 increase or decrease in the offering price with respect to a subsequent closing would increase or decrease, as applicable, the proceeds to us by approximately $250,000 with respect to each such subsequent closing.

Delivery of the shares is expected to be made on or about July 12, 2011.

We estimate the total expenses of this offering will be approximately $150,000 with respect to the initial closing, including the finder’s fee described under “Plan of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated July 12, 2011

PROSPECTUS SUPPLEMENT

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 9, 2011, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise mentioned or unless the context requires otherwise, all references to “Cytori,” “the Company,” “we,” “us,” “our,” and similar terms refer to Cytori Therapeutics, Inc. and its subsidiaries on a consolidated basis.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, the information included in any free writing prospectus that we have authorized for use in connection with this offering, and the information under the heading “Risk Factors” in this prospectus supplement beginning on page S-4.

Our Business

We develop, manufacture, and commercialize innovative medical devices, which enable physicians to practice cell therapy worldwide. Since January 2004 we have raised over $160 million from equity investments and over $25 million from licensing arrangements. Our primary focus since that time has been the design and commercial development of the Celution System. This device offers patients real-time access to the stem and regenerative cells residing naturally within their own adipose (fat) tissue. These stem and regenerative cells may potentially be used across multiple diseases or conditions resulting from a lack of blood supply (ischemia). Two areas where we are concentrating our efforts include: 1) soft tissue enhancement and defect repair; and 2) cardiovascular disease. Our primary business model is based on the sale of our systems and single-use cartridges, which generate recurring revenues on a per-procedure, single-use basis. We are actively selling three product lines:

•

The Celution® family, which is approved in Europe with a CE Mark designation. The approved indications for use include processing of adipose tissue to extract stem and progenitor cells for the re-implantation into the same patient for breast reconstruction, aesthetic body contouring, and treatment of certain wounds related to Crohn’s fistulas.

•	The PureGraft™ family of products, which are approved in the U.S. and Europe for the preparation of autologous fat grafts for use in aesthetic body contouring.

•	The StemSource® family of laboratory equipment, which is available worldwide for use in research and stem cell banking.

Our commercial strategy is to focus primarily on selling our approved products into the cosmetic and reconstructive surgery, or CRS, market. We believe these areas can be successfully penetrated more quickly than our other target markets. We anticipate that sales from our current commercial activities will be driven by garnering coverage by government and private payors in Europe for breast reconstruction and capitalizing on and facilitating growing visibility for autologous fat grafting.

We believe it is strategically valuable to invest a significant portion of our research and development efforts and resources into seeking Celution® System indications-for-use in cardiovascular disease worldwide. We have completed two European clinical trials, one for chronic myocardial ischemia and one for acute myocardial infarction. Based on the outcomes from these studies, we are seeking an indication-for-use in Europe for no-option chronic myocardial ischemia patients. If we were to receive an indication-for-use in these no-option patients, we would begin offering the device to select European hospitals which would involve a related investment in sales and marketing activities. Additionally, we have commenced a pivotal study in Europe investigating the use of the device and its cell output as a treatment for heart attacks which we anticipate will enroll up to 370 patients.

We also offer two ancillary product lines. Our PureGraft™ product line for autologous fat grafting is complementary to our CRS business. The StemSource® offering is strategically important as it is being used by researchers to develop therapeutic applications we do not have the resources to pursue. Additionally, the product is being sold as lab equipment which may be integrated into a comprehensive cell and tissue bank at the customer’s facility or for the purposes of research. Over time, we anticipate these products will represent a smaller percentage of our overall revenues.

As we move forward in 2011, we will continue to seek various expanded regulatory and marketing approvals of the Celution® System family of products in the United States, Europe and Asia Pacific. In the United States we are pursuing three parallel strategies, which include the goals of commencing a U.S. cardiac study, commencing a trial for soft-tissue repair, and pursuing several class II 510(k) applications. We have also applied for European approval for our next-generation Celution® System, Celution® One, which has been designed and will be manufactured by our joint venture with Olympus Corporation, or the Olympus-Cytori Joint Venture. This version of the system is tailored for the hospital market and offers faster processing times with a greater cell yield. We are also seeking to register or gain market approval for our products in various emerging markets, including Asia and South America.

Company Information

We were initially formed as a California general partnership in July 1996, and incorporated in the State of Delaware in May 1997. We were formerly known as MacroPore Biosurgery, Inc., and before that as MacroPore, Inc. Our corporate offices are located at 3020 Callan Road, San Diego, CA 92121. Our telephone number is (858) 458-0900. Our website address is www.cytori.com. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website or that can be accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	6,326,262 shares

Common stock to be outstanding immediately after this offering	58,796,488 shares

Use of Proceeds

We intend to use all of the net proceeds from this offering, together with cash on hand, for general corporate purposes. General corporate purposes may include sales and marketing activities, clinical studies, research and development, capital expenditures, future acquisitions, working capital and repayment of debt. See “Use of Proceeds” on page S-16 of this prospectus supplement.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “CYTX.”

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Outstanding Shares

The total number of shares of our common stock outstanding immediately after this offering is based on 52,470,226 shares outstanding as of July 11, 2011, and excludes as of that date:

•	7,695,845 shares of common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $4.94 per share, under our stock plans;

•

11,494,262 shares of common stock reserved for issuance under various outstanding warrant agreements with a weighted average exercise price of $3.72 per share (prior to giving effect to antidilution adjustments as a result of this offering); and

•	1,186,536 shares of common stock reserved for future grant under our 2004 Equity Incentive Plan.

Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of common shares offered hereunder.

Risk Factors

Investing in our common stock involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to purchase any shares of our common stock offered herein. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks occur, our business, financial condition or results of operations could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to Our Business

We may need to raise more cash in the future.

We have almost always had negative cash flows from operations. Our business will continue to result in a substantial requirement for research and development expenses for several years, during which we may not be able to bring in sufficient cash and/or revenues to offset these expenses. We will likely be required to raise capital from one or more sources in the future to continue funding our operations to profitability. We do not currently believe that our cash balance and the revenues from our operations will be sufficient to fund the development and marketing efforts required to reach profitability without raising additional capital from accessible sources of financing in the future. In addition, our Amended and Restated Loan and Security Agreement with General Electric Capital Corporation, Silicon Valley Bank and Oxford Finance Corporation requires us to maintain certain minimum cash requirements, and if our cash reserves fall below those minimum requirements, then we could be in default under our loan agreement and subject to potential adverse remedies by the lenders, which would have a substantial and material adverse effect on our business, financial condition, results of operations, the value of our common stock and warrants and our ability to raise capital. There is no guarantee that adequate funds will be available when needed from additional debt or equity financing, arrangements with development and commercialization partners, increased results of operations, or from other sources, or on terms attractive to us. Our inability to obtain sufficient additional funds in the future would, at a minimum, require us to delay, scale back, or eliminate some or all of our research or product development, manufacturing operations, clinical or regulatory activities, which could have a substantial negative effect on our results of operations and financial condition.

Continued turmoil in the economy could harm our business.

Negative trends in the general economy, including trends resulting from an actual or perceived recession, tightening credit markets, increased cost of commodities, including oil, actual or threatened military action by the United States and threats of terrorist attacks in the United States and abroad, could cause a reduction of investment in and available funding for companies in certain industries, including ours. Our ability to raise capital has been and may in the future be adversely affected by downturns in current credit conditions, financial markets and the global economy.

We have never been profitable on an operational basis and expect significant operating losses for the next few years.

We have incurred net operating losses in each year since we started business. As our focus on the Celution® System platform and development of therapeutic applications for its cellular output has increased, losses have resulted primarily from expenses associated with research and development activities, sales and marketing expenses, and general and administrative expenses. While we work continuously to implement cost reduction measures where possible, we nonetheless expect to continue operating in a loss position on a consolidated basis and that recurring operating expenses will be at high levels for the next several years, in order to perform clinical trials, additional pre-clinical research, product development, and marketing. As a result of our historical losses, we have been, and are likely to continue to be, reliant on raising outside capital to fund our operations as discussed in the prior risk factor.

Our business strategy is high-risk.

We are focusing our resources and efforts primarily on development of the Celution® System family of products and the therapeutic applications of its cellular output, which requires extensive cash needs for research, development, and commercialization activities. This is a high-risk strategy because there is no assurance that our products will ever become commercially viable (commercial risk), that we will prevent other companies from depriving us of market share and profit margins by selling products based on our inventions and developments (legal risk), that we will successfully manage a company in a new area of business (cell therapy) and on a different scale than we have operated in the past (operational risk), that we will be able to achieve the desired therapeutic results using stem and regenerative cells (scientific risk), or that our cash resources will be adequate to develop our products until we become profitable, if ever (financial risk). We are using our cash in one of the riskiest industries in the economy (strategic risk). This may make our stock an unsuitable investment for many investors.

We must keep our joint venture with Olympus operating smoothly.

Our business depends in part on keeping our joint venture collaboration with Olympus Corporation, or Olympus, operating smoothly and efficiently. We have given Olympus-Cytori, Inc. an exclusive license to manufacture future generation Celution® System devices. If Olympus-Cytori, Inc. does not successfully develop and manufacture these devices, we may not be able to commercialize these devices successfully into the market. In addition, future disruption or breakup of our relationship would be extremely costly to our reputation, in addition to causing many serious practical problems.

We and Olympus must overcome contractual and cultural barriers. Although our relationship is formally measured by a set of complex contracts, many aspects of the relationship will be non-contractual and must be worked out between the parties and the responsible individuals. The joint venture is intended to have a long life, and it is difficult to maintain cooperative relationships over a long period of time in the face of various kinds of change. Cultural differences, including language barrier to some degree, may affect the efficiency of the relationship.

Olympus-Cytori, Inc. is 50% owned by us and 50% owned by Olympus. By contract, each side must consent before any of a wide variety of important business actions can occur. This situation possesses a risk of potentially time-consuming and difficult negotiations which could at some point delay the joint venture from pursuing its business strategies.

Olympus is entitled to designate the joint venture’s chief executive officer and a majority of its board of directors, which means that day-to-day decisions which are not subject to a contractual veto will essentially be controlled by Olympus. In addition, Olympus-Cytori, Inc. may require more money than its current capitalization in order to complete development and production of future generation devices. If we are unable to help provide future financing for Olympus-Cytori, Inc., our relative equity interest in Olympus-Cytori, Inc. may decrease.

Furthermore, under an agreement among Olympus-Cytori, Inc., Olympus, and us, Olympus will have a primary role in the development of Olympus-Cytori, Inc.’s next generation devices. Although Olympus has extensive experience in developing medical devices, this arrangement will result in a reduction of our control over the development and manufacturing of the next generation devices.

We have a limited operating history; operating results and stock price can be volatile like many life science companies.

Our prospects must be evaluated in light of the risks and difficulties frequently encountered by emerging companies and particularly by such companies in rapidly evolving and technologically advanced biotech and medical device fields. From time to time, we have tried to update our investors’ expectations as to our operating results by periodically announcing financial guidance. However, we have in the past been forced to revise or withdraw such guidance due to lack of visibility and predictability of product demand.

We are vulnerable to competition and technological change, and also to physicians’ inertia.

We compete with many domestic and foreign companies in developing our technology and products, including biotechnology, medical device, and pharmaceutical companies. Many current and potential competitors have substantially greater financial, technological, research and development, marketing, and personnel resources. There is no assurance that our competitors will not succeed in developing alternative products that are more effective, easier to use, or more economical than those which we have developed or are in the process of developing, or that would render our products obsolete and non-competitive. In general, we may not be able to prevent others from developing and marketing competitive products similar to ours or which perform similar functions.

Competitors may have greater experience in developing therapies or devices, conducting clinical trials, obtaining regulatory clearances or approvals, manufacturing and commercialization. It is possible that competitors may obtain patent protection, approval, or clearance from the U.S. Food and Drug Administration, or FDA, or achieve commercialization earlier than we can, any of which could have a substantial negative effect on our business. Finally, Olympus and our other partners might pursue parallel development of other technologies or products, which may result in a partner developing additional products competitive with ours.

We compete against cell-based therapies derived from alternate sources, such as bone marrow, umbilical cord blood and potentially embryos. Doctors historically are slow to adopt new technologies like ours, whatever the merits, when older technologies continue to be supported by established providers. Overcoming such inertia often requires very significant marketing expenditures or definitive product performance and/or pricing superiority.

We expect physicians’ inertia and skepticism to also be a significant barrier as we attempt to gain market penetration with our future products. We believe we will need to finance lengthy time-consuming clinical studies (so as to provide convincing evidence of the medical benefit) in order to overcome this inertia and skepticism particularly in reconstructive surgery, cell preservation, the cardiovascular area and many other indications.

Most potential applications of our technology are pre-commercialization, which subjects us to development and marketing risks.

We are in a relatively early stage of the path to commercialization with many of our products. We believe that our long-term viability and growth will depend in large part on our ability to develop commercial quality cell processing devices and useful procedure-specific consumables, and to establish the safety and efficacy of our therapies through clinical trials and studies. With our Celution® System platform, we are pursuing new approaches for reconstructive surgery, preservation of stem and regenerative cells for potential future use, therapies for cardiovascular disease, gastrointestinal disorders and spine and orthopedic conditions. There is no assurance that our development programs will be successfully completed or that required regulatory clearances or approvals will be obtained on a timely basis, if at all.

There is no proven path for commercializing the Celution® System platform in a way to earn a durable profit commensurate with the medical benefit. Although we began to commercialize our reconstructive surgery products in Europe and certain Asian markets, and our cell banking products in Japan, Europe, and certain Asian markets in 2008, additional market opportunities for many of our products and/or services are likely to be another two to four years away.

Successful development and market acceptance of our products is subject to developmental risks, including failure of inventive imagination, ineffectiveness, lack of safety, unreliability, failure to receive necessary regulatory clearances or approvals, high commercial cost, preclusion or obsolescence resulting from third parties’ proprietary rights or superior or equivalent products, competition from copycat products, and general economic conditions affecting purchasing patterns. There is no assurance that we or our partners will successfully develop and commercialize our products, or that our competitors will not develop competing technologies that are less expensive or superior. Failure to successfully develop and market our products would have a substantial negative effect on our results of operations and financial condition.

Future clinical trial results may differ significantly from our expectations and may not lead to regulatory approval.

Despite any positive results from our early clinical trial results, we cannot guarantee that we will not experience negative results in subsequent larger and much more expensive clinical trials, such as the new ADVANCE acute heart attack trial in Europe. Poor results in our clinical trials could result in substantial delays in commercialization, substantial negative effects on the perception of our products, and substantial additional costs. These risks are increased by our reliance on third parties in the performance of many of the clinical trial functions, including the clinical investigators, hospitals, and other third party service providers. Even if we view the results of our future clinical trials as positive, our products could fail to receive regulatory approval for many reasons, including because the results of our clinical trials, even if positive, may not satisfactorily demonstrate that our products are safe and effective for marketing approval or because the FDA or other comparable foreign regulatory authorities may disagree with our interpretation of the data from our clinical trials.

The timing and amount of Thin Film revenues from Senko Medical Trading Company are uncertain.

The sole remaining product line in our MacroPore Biosurgery segment is our Japan Thin Film business. Our right to receive royalties from Senko, and to recognize certain deferred revenues, depends on the timing of approval of the Japanese Ministry of Health, Labour and Welfare for commercialization of the product in Japan. We have no control over this timing and our previous expectations have not been met. Also, even after commercialization, we will be dependent on Senko, our exclusive distributor, to drive product sales in Japan.

We have limited manufacturing experience.

We have limited experience in manufacturing the Celution® System platform or its consumables at a commercial level. With respect to the Olympus-Cytori Joint Venture, although Olympus is a highly capable and experienced manufacturer of medical devices, there can be no guarantee that the Olympus-Cytori Joint Venture will be able to successfully develop and manufacture the next generation Celution® System in a manner that is cost-effective or commercially viable, or that development and manufacturing capabilities will not take much longer than currently anticipated to be ready for the market.

Although we have begun introduction of the Celution® 800 and the StemSource® 900-based Cell Bank in 2008, we cannot assure that we will be able to manufacture sufficient numbers of such products to meet the demand, or that we will be able to overcome unforeseen manufacturing difficulties for these sophisticated medical devices, as we await the availability of the Olympus-Cytori Joint Venture next generation Celution® System.

In the event that the Olympus-Cytori Joint Venture is not successful, we may not have the resources or ability to self-manufacture sufficient numbers of devices and consumables to meet market demand, and this failure may substantially extend the time it would take for us to bring a more advanced commercial device to market. This makes us significantly dependent on the continued dedication and skill of Olympus for the successful development of the next generation Celution® System.

We may not be able to protect our proprietary rights.

Our success depends in part on whether we can maintain our existing patents, obtain additional patents, maintain trade secret protection, and operate without infringing on the proprietary rights of third parties.

There can be no assurance that any of our pending patent applications will be approved or that we will develop additional proprietary products that are patentable. There is also no assurance that any patents issued to us will not become the subject of a re-examination, will provide us with competitive advantages, will not be challenged by any third parties, or that the patents of others will not prevent the commercialization of products incorporating our technology. Furthermore, there can be no guarantee that others will not independently develop similar products, duplicate any of our products, or design around our patents.

Our commercial success will also depend, in part, on our ability to avoid infringing on patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products or processes, obtain licenses, or cease certain activities. If we are required in the future to obtain any licenses from third parties for some of our products, there can be no guarantee that we would be able to do so on commercially favorable terms, if at all. U.S. patent applications are not immediately made public, so we might be surprised by the grant to someone else of a patent on a technology we are actively using. As noted above and in the case of the University of Pittsburgh lawsuit, even patents issued to us or our licensors might be judicially determined to belong in full or in part to third parties.

Litigation, which would result in substantial costs to us and diversion of effort on our part, may be necessary to enforce or confirm the ownership of any patents issued or licensed to us, or to determine the scope and validity of third-party proprietary rights. If our competitors claim technology also claimed by us and prepare and file patent applications in the United States, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs to and diversion of effort, even if the eventual outcome is favorable to us. Any such litigation or interference proceeding, regardless of outcome, could be expensive and time-consuming.

Successful challenges to our patents through oppositions, reexamination proceedings or interference proceedings could result in a loss of patent rights in the relevant jurisdiction. If we are unsuccessful in actions we bring against the patents of other parties and it is determined that we infringe the patents of third-parties, we may be subject to litigation, or otherwise prevented from commercializing potential products in the relevant jurisdiction, or may be required to obtain licenses to those patents or develop or obtain alternative technologies, any of which could harm our business. Furthermore, if such challenges to our patent rights are not resolved in our favor, we could be delayed or prevented from entering into new collaborations or from commercializing certain products, which could adversely affect our business and results of operations.

Competitors or third parties may infringe our patents. We may be required to file patent infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or that the third party’s technology does not in fact infringe upon our patents. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our related pending patent applications at risk of not issuing. Litigation may fail and, even if successful, may result in substantial costs and be a distraction to our management. We may not be able to prevent misappropriation of our proprietary rights, particularly in countries outside the United States where patent rights may be more difficult to enforce. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

In addition to patents, which alone may not be able to protect the fundamentals of our cell therapy business, we also rely on unpatented trade secrets and proprietary technological expertise. Some of our intended future cell-related therapeutic products may fit into this category. We rely, in part, on confidentiality agreements with our partners, employees, advisors, vendors, and consultants to protect our trade secrets and proprietary technological expertise. There can be no guarantee that these agreements will not be breached, or that we will have adequate remedies for any breach, or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Our amended regenerative cell technology license agreement with the Regents of the University of California, which includes issued U.S. patent number 7,470,537, contains certain developmental milestones, which if not achieved could result in the loss of exclusivity or loss of the license rights. The loss of such rights could impact our ability to develop certain cell therapy products. Also, our power as licensee to successfully use these rights to exclude competitors from the market is untested.

Failure to obtain or maintain patent protection, or protect trade secrets, for any reason (or third-party claims against our patents, trade secrets, or proprietary rights, or our involvement in disputes over our patents, trade secrets, or proprietary rights, including involvement in litigation), could have a substantial negative effect on our results of operations and financial condition.

We may not be able to protect our intellectual property in countries outside the United States.

Intellectual property law outside the United States is uncertain and in many countries is currently undergoing review and revisions. The laws of some countries do not protect our patent and other intellectual property rights to the same extent as United States laws. This is particularly relevant to us as most of our current commercial product sales and clinical trials are outside of the United States. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition. We currently have pending patent applications in Europe, Australia, Japan, Canada, China, Korea, and Singapore, among others.

We and Olympus-Cytori, Inc. are subject to FDA regulation.

As newly developed medical devices, the Celution® System family of products must receive regulatory clearances or approvals from the FDA and, in many instances, from non-U.S. and state governments prior to their sale. The Celution® System family of products is subject to stringent government regulation in the United States by the FDA under the Federal Food, Drug and Cosmetic Act. The FDA regulates the design/development process, clinical testing, manufacture, safety, labeling, sale, distribution, and promotion of medical devices and drugs. Included among these regulations are pre-market clearance and pre-market approval requirements, design control requirements, and the Quality System Regulations/Good Manufacturing Practices. Other statutory and regulatory requirements govern, among other things, establishment registration and inspection, medical device listing, prohibitions against misbranding and adulteration, labeling and post-market reporting.

The regulatory process can be lengthy, expensive, and uncertain. Before any new medical device may be introduced to the U.S. market, the manufacturer generally must obtain FDA clearance or approval through either the 510(k) pre-market notification process or the lengthier pre-market approval application, or PMA, process. It generally takes from three to 12 months from submission to obtain 510(k) pre-market clearance, although it may take longer. Approval of a PMA could take four or more years from the time the process is initiated. The 510(k) and PMA processes can be expensive, uncertain, and lengthy, and there is no guarantee of ultimate clearance or approval. We expect that some of our, as well as Olympus-Cytori, Inc.’s, future products under development will be subject to the lengthier PMA process. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA, and there can be no guarantee of ultimate clearance or approval. Failure to comply with applicable requirements can result in application integrity proceedings, fines, recalls or seizures of products, injunctions, civil penalties, total or partial suspensions of production, withdrawals of existing product approvals or clearances, refusals to approve or clear new applications or notifications, and criminal prosecution.

Medical devices are also subject to post-market reporting requirements for deaths or serious injuries when the device may have caused or contributed to the death or serious injury, and for certain device malfunctions that would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. If safety or effectiveness problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations prohibiting marketing and promotion of devices for indications or uses that have not been cleared or approved by the FDA.

There can be no guarantee that we will be able to obtain the necessary 510(k) clearances or PMA approvals to market and manufacture our other products in the United States for their intended use on a timely basis, if at all. Delays in receipt of or failure to receive such clearances or approvals, the loss of previously received clearances or approvals, or failure to comply with existing or future regulatory requirements could have a substantial negative effect on our results of operations and financial condition.

To sell in international markets, we will be subject to regulation in foreign countries.

In cooperation with our distribution partners, we intend to market our current and future products both domestically and in many foreign markets. A number of risks are inherent in international transactions. In order for us to market our products in Europe, Canada, Japan and certain other non-U.S. jurisdictions, we need to obtain and maintain required regulatory approvals or clearances and must comply with extensive regulations regarding safety, manufacturing processes and quality. For example, we still have not obtained regulatory approval for our Thin Film products in Japan. These regulations, including the requirements for approvals or clearances to market, may differ from the FDA regulatory scheme. International sales also may be limited or disrupted by political instability, price controls, trade restrictions and changes in tariffs. Additionally, fluctuations in currency exchange rates may adversely affect demand for our products by increasing the price of our products in the currency of the countries in which the products are sold.

There can be no assurance that we will obtain regulatory approvals or clearances in all of the countries where we intend to market our products, or that we will not incur significant costs in obtaining or maintaining foreign regulatory approvals or clearances, or that we will be able to successfully commercialize current or future products in various foreign markets. Delays in receipt of approvals or clearances to market our products in foreign countries, failure to receive such approvals or clearances or the future loss of previously received approvals or clearances could have a substantial negative effect on our results of operations and financial condition.

We and our products are subject to changing, new and/or emerging government regulations.

Government regulations can change without notice. Given the fact that we operate in various international markets, our access to such markets could change with little to no warning due to a change in government regulations that suddenly regulate our products and create greater regulatory burden for our cell therapy and cell banking technology products.

Due to the fact that there are new and emerging cell therapy and cell banking regulations that have recently been drafted and/or implemented in various countries around the world, the application and subsequent implementation of these new and emerging regulations have little to no precedence. Therefore, the level of complexity and stringency is not known and may vary from country to country, creating greater uncertainty for the international regulatory process.

Anticipated or unanticipated changes in the way or manner in which the FDA regulates products or classes or groups of products can delay, further burden, or alleviate regulatory pathways that were once available to other products. There are no guarantees that such changes in the FDA’s approach to the regulatory process will not deleteriously affect some or all of our products or product applications.

We do not know if the current FDA proposed changes to the 510(k) system will have any material effect on any of our current or future 510(k) applications.

We are subject to health insurance reimbursement risks.

New and emerging cell therapy and cell banking technologies, such as those provided by the Celution® System family of products, may have difficulty or encounter significant delays in obtaining health care reimbursement in some or all countries around the world due to the novelty of our cell therapy and cell banking technology and subsequent lack of existing reimbursement schemes or pathways. Therefore, the creation of new reimbursement pathways may be complex and lengthy with no assurances that such reimbursements will be successful. The lack of health insurance reimbursement or reduced or minimal reimbursement pricing may have a significant impact on our ability to successfully sell our cell therapy and cell banking technology products into a county or region.

A significant portion of our sales and manufacturing activities occur in Japan, which is recovering from a national crisis.

We have a significant concentration of sales in Japan, which accounted for revenues of $4.3 million and $2.7 million for fiscal years 2010 and 2009, respectively, and revenues of $0.4 million and $1.6 million for the quarters ended March 31, 2011 and March 31, 2010, respectively. As a result of this regional concentration of sales, changes in the regulatory environment and other significant events in Japan could disproportionately impact our revenues. Recently, the earthquake, tsunami and subsequent problems affecting nuclear power plants in Japan have dramatically impacted Japan’s manufacturing capacity and business activities. We believe these events have in turn negatively impacted sales of our products in Japan, particularly in the first quarter of 2011. The long term effect of these events is still uncertain, but we believe the situation is improving though we may continue to experience lower than expected sales in Japan in the near term. In addition, if these circumstances should worsen, our future revenues and profitability could be further negatively affected since a substantial portion of our revenues is derived from Japan, and since our new Celution® One device is manufactured in Japan.

Global operations expose us to additional risk and uncertainties.

We have operations in a number of regions around the world, including the United States, Japan, India, and Europe. Our global operations may be subject to risks that may limit our ability to operate our business. We sell our products globally, which exposes us to a number of risks that can arise from international trade transactions, local business practices and cultural considerations, including:

•	political unrest, terrorism and economic or financial instability;

•	unexpected changes and uncertainty in regulatory requirements and foreign business practices;

•	nationalization programs that may be implemented by foreign governments;

•	import-export regulations;

•	difficulties in enforcing agreements and collecting receivables;

•	difficulties in ensuring compliance with the laws and regulations of multiple jurisdictions;

•	changes in labor practices, including wage inflation, labor unrest and unionization policies;

•	longer payment cycles by international customers;

•	currency exchange fluctuations;

•	disruptions of service from utilities or telecommunications providers, including electricity shortages;

•	difficulties in staffing foreign branches and subsidiaries and in managing an expatriate workforce, and differing employment practices and labor issues; and

•	potentially adverse tax consequences.

We also face risks associated with currency exchange and convertibility, inflation and repatriation of earnings as a result of our foreign operations. We are also vulnerable to appreciation or depreciation of foreign currencies against the U.S. dollar. Although we have significant operations in Asia, a substantial portion of transactions are denominated in U.S. dollars. As appreciation against the U.S. dollar increases, it will result in an increase in our business expenses abroad. Further, downward fluctuations in the value of foreign currencies relative to the U.S. dollar may make our products less price competitive than local solutions. From time to time, we may engage in currency hedging activities, but such activities may not be able to limit the risks of currency fluctuations.

We may experience difficulties in gaining market acceptance of our technology.

New and emerging cell therapy and cell banking technologies, such as those provided by the Celution® System family of products, may have difficulty or encounter significant delays in obtaining market acceptance in some or all countries around the world due to the novelty of our cell therapy and cell banking technologies. Therefore, the market adoption of our cell therapy and cell banking technologies may be slow and lengthy with no assurances that significant market adoption will be successful. The lack of market adoption or reduced or minimal market adoption of our cell therapy and cell banking technologies may have a significant impact on our ability to successfully sell our products into a country or region.

We and/or the Olympus-Cytori Joint Venture have to maintain quality assurance certification and manufacturing approvals.

The manufacture of our Celution® System will be, and the manufacture of any future cell-related therapeutic products would be, subject to periodic inspection by regulatory authorities and distribution partners. The manufacture of devices and products for human use is subject to regulation and inspection from time to time by the FDA for compliance with the FDA’s Quality System Regulation, or QSR, requirements, as well as equivalent requirements and inspections by state and non-U.S. regulatory authorities. There can be no guarantee that the FDA or other authorities will not, during the course of an inspection of existing or new facilities, identify what they consider to be deficiencies in our compliance with QSRs or other requirements and request, or seek remedial action.

Failure to comply with such regulations or a potential delay in attaining compliance may adversely affect our manufacturing activities and could result in, among other things, injunctions, civil penalties, FDA refusal to grant pre-market approvals or clearances of future or pending product submissions, fines, recalls or seizures of products, total or partial suspensions of production, and criminal prosecution. There can be no assurance after such occurrences that we will be able to obtain additional necessary regulatory approvals or clearances on a timely basis, if at all. Delays in receipt of or failure to receive such approvals or clearances, or the loss of previously received approvals or clearances could have a substantial negative effect on our results of operations and financial condition.

We depend on a few key officers.

Our performance is substantially dependent on the performance of our executive officers and other key scientific and sales staff, including Christopher J. Calhoun, our Chief Executive Officer, and Marc Hedrick, MD, our President. We rely upon them for strategic business decisions and guidance. We believe that our future success in developing marketable products and achieving a competitive position will depend in large part upon whether we can attract and retain additional qualified management and scientific personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to continue to attract and retain such personnel. The loss of the services of one or more of our executive officers or key scientific staff or the inability to attract and retain additional personnel and develop expertise as needed could have a substantial negative effect on our results of operations and financial condition.

We may not have enough product liability insurance.

The testing, manufacturing, marketing, and sale of our cell therapy products involve an inherent risk that product liability claims will be asserted against us, our distribution partners, or licensees. There can be no guarantee that our clinical trial and commercial product liability insurance is adequate or will continue to be available in sufficient amounts or at an acceptable cost, if at all. A product liability claim, product recall, or other claim, as well as any claims for uninsured liabilities or in excess of insured liabilities, could have a substantial negative effect on our results of operations and financial condition. Also, well-publicized claims could cause our stock to fall sharply, even before the merits of the claims are decided by a court.

Our charter documents contain anti-takeover provisions and we have adopted a Stockholder Rights Plan to discourage hostile takeovers.

Our Amended and Restated Certificate of Incorporation and Bylaws contain certain provisions that could prevent or delay the acquisition of Cytori by means of a tender offer, proxy contest, or otherwise. They could discourage a third party from attempting to acquire control of Cytori, even if such events would be beneficial to the interests of our stockholders. Such provisions may have the effect of delaying, deferring, or preventing a change of control of Cytori and consequently could adversely affect the market price of our shares. Also, in 2003 we adopted a Stockholder Rights Plan of the kind often referred to as a poison pill. The purpose of the Stockholder Rights Plan is to prevent coercive takeover tactics that may otherwise be utilized in takeover attempts. The existence of such a rights plan may also prevent or delay a change in control of Cytori, and this prevention or delay could adversely affect the market price of our common stock.

We pay no dividends.

We have never paid cash dividends and currently do not intend to pay any cash dividends in the foreseeable future. As a result, any return on an investment in our common stock will likely be limited to an increase, if any, in our stock price.

Risks Related to This Offering

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use their discretion to direct the net proceeds from this offering. We intend to use all of the net proceeds, together with cash on hand, for general corporate purposes. General corporate purposes may include sales and marketing activities, clinical studies, research and development, capital expenditures, future acquisitions, working capital and repayment of debt. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of our common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our stock price is volatile, and you may not be able to resell your shares at or above the offering price.

The market price of our common stock has been, and we expect will continue to be, subject to significant volatility. The value of our common stock may decline regardless of our operating performance or prospects. Factors affecting our market price include:

•	our perceived prospects;

•	variations in our operating results and whether we have achieved key business targets;

•	changes in, or our failure to meet, revenue estimates;

•	changes in securities analysts’ buy/sell recommendations;

•	differences between our reported results and those expected by investors and securities analysts;

•	announcements of new contracts by us or our competitors;

•	reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors; and

•	general economic, political or stock market conditions.

If the trading price of our common stock falls, our common stock could be delisted from The NASDAQ Global Market.

We must meet NASDAQ’s continuing listing requirements in order for our common stock to remain listed on The NASDAQ Global Market. Failure to meet NASDAQ’s continued listing criteria may result in the delisting of our common stock from The NASDAQ Global Market. A delisting from The NASDAQ Global Market will make the trading market for our common stock less liquid, and may also make us ineligible to use Form S-3 to register the sale of shares of our common stock or to register the resale of our securities held by certain of our security holders with the SEC, thereby making it more difficult and expensive for us to register our common stock or other securities and raise additional capital.

Our stockholders may be diluted by the exercise of outstanding warrants to purchase common stock.

As of July 11, 2011, we have outstanding warrants to purchase 11,494,262 shares of our common stock at exercise prices ranging from $2.59 per share to $6.25 per share (with a weighted average exercise price of $3.72). You may incur dilution upon the grant of shares upon exercise of such outstanding warrants. The number of shares of our common stock issuable upon exercise of certain of those warrants, and therefore the dilution of existing common stockholders, is subject to increase as a result of certain sales of our securities that trigger the antidilution provisions of such warrants, including the offering of common stock subject to this offering at a price below the applicable exercise price of those warrants. As a result of shares issued at the initial closing, the common stock warrants issued on August 11, 2008 to purchase 1,924,160 shares of our common stock at an exercise price of $6.02 per share as of July 11, 2011 will become warrants to purchase 1,937,031 shares of our common stock at an exercise price of $5.98 per share.

Future sales of common stock by our existing stockholders may cause our stock price to fall.

The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. As of July 11, 2011, we have 52,470,226 shares of common stock outstanding, and we have warrants to purchase 11,494,262 shares of common stock (of which warrants to purchase 1,924,160 shares are subject to adjustment as described above) and options to purchase 7,695,845 shares of common stock outstanding. All of the shares of common stock issuable upon exercise of our outstanding warrants and any vested options will be freely tradable without restriction under the federal securities laws unless purchased by our affiliates. In addition, all of the shares offered under this prospectus supplement and the accompanying prospectus will be freely tradeable without restriction or further registration upon issuance unless purchased by our affiliates.

Special Note Regarding Forward-Looking Information

This prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in this offering and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, statements about our anticipated expenditures, including those related to clinical research studies and general and administrative expenses, the potential size of the market for our products, future development and/or expansion of our products and therapies in our markets, our ability to generate product revenues or effectively manage our gross profit margins, our ability to obtain regulatory approvals and clearances to sell our products, expectations as to our future performance, our need for additional financing and the availability thereof, and the potential enhancement of our cash position through development, marketing, and licensing arrangements. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of terminology such as “anticipates,” “believes,” “continue” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “could,” “will,” or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statement is qualified in its entirety by reference to the factors discussed in this prospectus supplement, including in the documents incorporated by reference herein.

Because the factors discussed in this prospectus supplement, including in the documents incorporated by reference herein, and even factors of which we are not yet aware, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by or on behalf of us, you should not place undue reliance on any such forward-looking statement. These statements are subject to risks and uncertainties, known and unknown, which could cause actual results, performance and achievements to differ materially from those expressed or implied in such statements. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under the heading “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. These and other risks are also detailed in our reports filed from time to time under the Securities Act and the Exchange Act. You are encouraged to read these filings as they are made.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New risk factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Use of Proceeds

We estimate that the net proceeds to us from the sale of common shares to be offered by this prospectus supplement will be approximately $28.2 million, after deducting our estimated offering expenses and assuming that all shares offered hereby are sold at the offering price of the initial closing. As described under “Plan of Distribution” below, the investor is purchasing 1,326,262 shares of common stock at an initial closing and 250,000 shares of common stock at subsequent closings once every two weeks, commencing 30 days after the initial closing, for up to an additional 20 closings, subject to the satisfaction of customary closing conditions. At an initial closing on July 12, 2011, the offering price is $4.52, which is 88% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to the initial closing date. Our estimated net proceeds assume that all shares offered hereby are sold at the initial offering price. At subsequent closings, the offering price will equal 90.25% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to each subsequent closing date. As a result, each $1.00 increase or decrease in the offering price with respect to a subsequent closing would increase or decrease, as applicable, the proceeds to us by approximately $250,000 with respect to each such subsequent closing.

We intend to use all of the net proceeds, together with cash on hand, for general corporate purposes, including the continued development, manufacture, marketing and sale of our Celution® System family of products, including related research and clinical trials, and other related research and development, sales and marketing, and general administrative expenses, working capital, capital expenditures, future acquisitions and repayment of debt.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short and long-term interest bearing instruments.

Dividend Policy

To date, we have paid no cash dividends to our stockholders and we do not intend to pay cash dividends in the foreseeable future.

Dilution

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2011 was approximately $8.08 million, or $0.15 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2011. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 6,326,262 shares of our common stock in this offering assuming a public offering price of $4.52 per share for all of the shares offered hereby, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2011 would have been approximately $36.3 million, or $0.62 per share. This represents an immediate increase in net tangible book value of $0.47 per share to existing stockholders and immediate dilution in net tangible book value of $3.90 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$4.52
Net tangible book value per share as of March 31, 2011	$0.15
Increase in net tangible book value per share attributable to this offering	$0.47
As adjusted net tangible book value per share as of March 31, 2011 after giving effect to this offering		$0.62
Dilution in net tangible book value per share to new investors		$3.90

The foregoing discussion and table are based on 52,134,367 shares of common stock outstanding as of March 31, 2011 and exclude as of that date:

•	7,575,297 shares of common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $4.94 per share, under our stock plans;

•

11,826,385 additional shares of common stock reserved for issuance under various outstanding warrant agreements with a weighted average exercise price of $3.79 per share (prior to giving effect to antidilution adjustments as a result of this offering); and

•	1,323,036 additional shares of common stock reserved for future issuance under our 2004 Equity Incentive Plan.

To the extent options or warrants outstanding as of March 31, 2011 have been or may be exercised or other shares are issued, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

As described under “Plan of Distribution” below, the investor is purchasing 1,326,262 shares of common stock at an initial closing and 250,000 shares of common stock at subsequent closings once every two weeks, commencing 30 days after the initial closing, for up to an additional 20 closings, subject to the satisfaction of customary closing conditions. At an initial closing on July 12, 2011, the offering price is $4.52, which is 88% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to the initial closing date. At subsequent closings, the offering price will equal 90.25% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to each subsequent closing date. The foregoing table assumes that all shares offered hereby are sold at the initial offering price.

Common Stock Purchase Agreement

The common stock in this offering will be issued pursuant to a common stock purchase agreement between the investor and us. You should review a copy of the common stock purchase agreement, which will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the common stock. The following is a brief summary of the common stock purchase agreement and is subject in all respects to the provisions contained in the common stock purchase agreement.

On July 11, 2011, we entered into a Common Stock Purchase Agreement, or the Agreement, with Seaside 88, LP, or Seaside. The Agreement requires us to issue and Seaside to buy 1,326,262 shares of our common stock at an initial closing on July 12, 2011 and 250,000 shares of our common stock once every two weeks, commencing 30 days after the initial closing, for up to an additional 20 closings, subject to the satisfaction of customary closing conditions. At an initial closing on July 12, 2011, the offering price is $4.52, which is 88% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to the initial closing date. At subsequent closings, the offering price will equal 90.25% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to each subsequent closing date.

In addition, the Company may elect to cancel up to four subsequent closings during the term of the Agreement in the event a material development or potential material development involving the Company occurs which the Company would be obligated to disclose in the prospectus supplement and which disclosure, in the good faith judgment of the Company’s chief executive officer or Board of Directors, would be premature or otherwise inadvisable. In such case, the shares of common stock that would have been purchased at the subsequent closing will instead be added to, and purchased together with, the shares of common stock purchased at the next subsequent closing that does occur. In no event will Seaside be able to purchase or the Company be able to sell more than 500,000 shares at any one closing, and in the event two or more consecutive subsequent closings are cancelled, then the aggregate number of shares purchased and sold pursuant to the Agreement will be reduced accordingly. Under the Agreement, Seaside will not be able to purchase and the Company will not be able to sell an amount of shares that would cause Seaside’s beneficial ownership of the Company’s common stock to exceed 9.9% of our outstanding common stock immediately after each subsequent closing.

We have the option, exercisable by us in our sole discretion, to terminate the Agreement and opt out of all subsequent closings at any time without penalty. Seaside has the option to terminate the Agreement if, during the term of the Agreement, we consummate a reverse stock split or a financing to which Seaside is not offered an opportunity to participate. The Agreement contains customary representations and warranties and covenants for each party, which must be true and have been performed at each closing. Seaside has agreed not to engage in short sales of our common stock during the term of the Agreement.

Description of Securities We Are Offering

The shares of common stock being offered in this offering will be issued pursuant to the common stock purchase agreement described above. We urge you to review the common stock purchase agreement and our amended and restated certificate of incorporation and our amended and restated bylaws that are incorporated by reference into this prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law. The summary below is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

We are authorized to issue 95,000,000 shares of common stock, of which 52,470,226 shares were issued and outstanding as of July 11, 2011. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus supplement, when issued and paid for, will also be fully paid and non-assessable.

Our common stock is listed on The NASDAQ Global Market under the symbol “CYTX.”

Plan of Distribution

On July 11, 2011, we entered into a Common Stock Purchase Agreement, or the Agreement, with Seaside 88, LP, or Seaside. The Agreement requires us to issue and Seaside to buy 1,326,262 shares of our common stock at an initial closing on July 12, 2011 and 250,000 shares of our common stock once every two weeks, commencing 30 days after the initial closing, for up to an additional 20 closings, subject to the satisfaction of customary closing conditions. At an initial closing on July 12, 2011, the offering price is 88% of our common stock’s volume-weighted average trading prices, or VWAP, during the ten-day trading period immediately prior to the initial closing date. At subsequent closings, the offering price will equal 90.25% of our common stock’s volume-weighted average trading prices during the ten-day trading period immediately prior to each subsequent closing date.

In addition, the Company may elect to cancel up to four subsequent closings during the term of the Agreement in the event a material development or potential material development involving the Company occurs which the Company would be obligated to disclose in the prospectus supplement and which disclosure, in the good faith judgment of the Company’s chief executive officer or Board of Directors, would be premature or otherwise inadvisable. In such case, the shares of common stock that would have been purchased at the subsequent closing will instead be added to, and purchased together with, the shares of common stock purchased at the next subsequent closing that does occur. In no event will Seaside be able to purchase or the Company be able to sell more than 500,000 shares at any one closing, and in the event two or more consecutive subsequent closings are cancelled, then the aggregate number of shares purchased and sold pursuant to the Agreement will be reduced accordingly. Under the Agreement, Seaside will not be able to purchase and the Company will not be able to sell an amount of shares that would cause Seaside’s beneficial ownership of the Company’s common stock to exceed 9.9% of our outstanding common stock immediately after each subsequent closing.

We have the option, exercisable by us in our sole discretion, to terminate the Agreement and opt out of all subsequent closings at any time without penalty. Seaside has the option to terminate the Agreement if, during the term of the Agreement, we consummate a reverse stock split or a financing to which Seaside is not offered an opportunity to participate. The Agreement contains customary representations and warranties and covenants for each party, which must be true and have been performed at each closing. Seaside has agreed not to engage in short sales of our common stock during the term of the Agreement.

We have agreed to indemnify and hold harmless Seaside against certain liabilities in connection with the sale of our common stock under the Agreement.

We will pay Seaside $25,000 in non-accountable expenses for the first closing and $2,500 for each subsequent closing that occurs thereafter.

On July 11, 2011, we reached an agreement with Omni Capital Corporation to pay that firm a finder’s fee in an amount equal to one percent (1%) of the aggregate value of all cash invested by Seaside. This finder’s fee with respect to the initial closing amounts to approximately $60,000 and is included in the estimate of offering expenses with respect to the initial closing on the cover page of this prospectus supplement. Aside from this agreement with respect to a finder’s fee, there is no material relationship between Omni Capital Corporation and us, any of our officers, directors, principal stockholders, or, to our knowledge, affiliates or associates thereof.

This is a brief summary of the material provisions of the Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below.

Seaside may sell the securities being offered hereby in one or more of the following methods from time to time:

•	Through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	Directly to investors in privately negotiated transactions;

•

To a broker or dealer, including sales to a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement and the accompanying prospectus;

•

Through a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Through agents to the public or to investor;

•	To underwriters for resale to the public or to investors; or

•	Through a combination of any of these methods of sale.

The securities may be sold from time to time in one or more transactions at:

•	Fixed prices, which may change;

•	The prevailing market price at the time of sale;

•	Varying prices determined at the time of sale; or

•	At negotiated prices.

Sales may be affected in transactions:

•	On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ;

•	In the over-the-counter market; or

•	Any other method permitted pursuant to applicable law.

Seaside also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conforms to the requirements of that rule.

Seaside might be, and any broker-dealers that act in connection with the sale of securities may be, deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

Legal Matters

DLA Piper LLP (US), San Diego, California will pass upon the validity of the issuance of the common stock offered by this prospectus supplement and the accompanying prospectus.

Experts

The consolidated financial statements and schedule of Cytori Therapeutics, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2009 consolidated financial statements refers to a change in the Company’s method of accounting for certain warrants due to the adoption of a new accounting pronouncement in 2009.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 (File No. 333-172787), of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act, to register the shares of common stock offered by this prospectus supplement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

As a public company, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of our materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

Incorporation of Certain Information by Reference

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus supplement.

We incorporate by reference into this prospectus supplement the documents listed below, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on May 6, 2011;

•	our current reports on Form 8-K filed with the SEC on May 3, 2011 and March 4, 2011;

•	our definitive proxy statement on Schedule 14A filed with the SEC on May 2, 2011;

•	our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 11, 2011;

•

the description of our common stock contained in our registration statement on Form 10/A filed with the SEC on July 16, 2001 (File No. 000-32501), including any amendments or reports filed for the purpose of updating the description; and

•

the description of our Series RP Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed with the SEC on May 30, 2003 (File No. 000-32501), including any amendments or reports filed for the purpose of updating the description.

We will provide each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121, Attn: Investor Relations, telephone: (858) 458-0900.

Any statement contained in this prospectus supplement and the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement or the accompanying prospectus.

You should rely only on the information provided in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

PROSPECTUS	$100,000,000

CYTORI THERAPEUTICS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

and Units

We may from time to time in one or more offerings offer and sell up to $100,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We will provide the specific terms for each of these securities in supplements to this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and any supplement before you invest.

Where necessary, the applicable prospectus supplement will contain information about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “CYTX.” On March 9, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $6.77 per share and the last reported sale price of our warrants was $4.58 per warrant.

Investing in our securities involves risk. See “Risk Factors” beginning on page 3.

This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time in one or more offerings sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any related free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

ii

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” described on page 4, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “CYTX”, “we”, “our”, “us” or the “Company” refer to Cytori Therapeutics, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

About Cytori Therapeutics, Inc.

Cytori develops, manufactures, and sells a portfolio of medical products and devices to enable the practice of regenerative medicine. Regenerative medicine describes the emerging field that aims to repair or restore lost or damaged tissue and cell function. By providing real-time access to naturally occurring stem and regenerative cells in fat tissue and optimized fat grafting technologies, we aim to address ischemic conditions and diseases, including soft tissue repair, acute heart attacks and chronic myocardial ischemia, along with a broad pipeline spanning cardiovascular disease, wound healing, gastrointestinal disorders, stress urinary incontinence, liver and renal disease, spinal disc degeneration and pelvic health conditions. To achieve our goal of making regenerative medicine available worldwide, we have partnered with Olympus Corporation, GE Healthcare, and Green Hospital Supply, Inc.

Our core technology is the patented Celution® family of products which processes patients’ adipose tissue to obtain adipose-derived stem and regenerative cells (ADRCs) at the point of care. The Celution ® family of products consists of a central device, a related single-use consumable used for each patient procedure, proprietary enzyme reagents, and related instrumentation. Our commercialization model is based on the sale of Celution ® Systems and on generating recurring revenues from the single-use consumable sets.

Our PureGraft™ System, or PureGraft™, formally launched in the United States in April 2010 at the meeting of the American Society of Aesthetic Plastic Surgery (ASAPS) following Food and Drug Administration, or FDA, clearance in January 2010, optimizes the preparation of autologous fat grafts. PureGraft™ is an innovative consumable product that provides consistent, quality grafts for use in aesthetic body contouring procedures. In Europe, PureGraft™ is sold as a complement to the Celution ® System. We received the EU CE Mark for PureGraft™ in July 2010. In the United States, PureGraft™ is a strategic product that allows us to build relationships in the cosmetic and reconstructive surgery community while Celution ® is under review by the FDA. In addition, we believe our PureGraft™ customer base will provide valuable sales leads, if Celution ® is approved in the United States.

We also sell the StemSource® family of products worldwide, including in the United States, for research as well as for the cryopreservation and storage of ADRCs. The StemSource ® System is offered as a standalone product, or as a part of a comprehensive suite of systems, equipment, and protocols for ADRC and fat tissue banking, collectively referred to as a StemSource ® Cell Bank. The StemSource ® Cell Bank is being marketed in Japan through our commercialization partner, Green Hospital Supply, Inc. (Green Hospital Supply) and in the United States by our direct sales team. The first U.S. StemSource ® Bank was sold in Texas in May 2010.

We were initially formed as a California general partnership in July 1996, and incorporated in the State of Delaware in May 1997. We were formerly known as MacroPore Biosurgery, Inc., and before that as MacroPore, Inc. Our corporate offices are located at 3020 Callan Road, San Diego, CA 92121. Our telephone number is (858) 458-0900. Our website address is www.cytoritx.com . We make available free of charge through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

SECURITIES WE MAY OFFER

With this prospectus, we may offer common stock, preferred stock, debt securities and warrants, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $100,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. A form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue the warrants by themselves or together with debt securities, preferred stock or common stock and the warrants may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety. Each of these risk factors could have a material adverse affect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, statements about our anticipated expenditures, including those related to clinical research studies and general and administrative expenses, the potential size of the market for our products, future development and/or expansion of our products and therapies in our markets, our ability to generate product revenues or effectively manage our gross profit margins, our ability to obtain regulatory approvals and clearances to sell our products, expectations as to our future performance, our need for additional financing and the availability thereof, and the potential enhancement of our cash position through development, marketing, and licensing arrangements. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of terminology such as “anticipates,” “believes,” “continue” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statement is qualified in its entirety by reference to the factors discussed in this prospectus, including in the documents incorporated by reference herein.

Because the factors discussed in this prospectus, including in the documents incorporated by reference herein, and even factors of which we are not yet aware, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by or on behalf of us, you should not place undue reliance on any such forward-looking statement. These statements are subject to risks and uncertainties, known and unknown, which could cause actual results, performance and achievements to differ materially from those expressed or implied in such statements. We have included important factors in the cautionary statements included in this prospectus, particularly under the heading “Risk Factors,” and in our SEC filings that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. These and other risks are also detailed in our reports filed from time to time under the Securities Act and/or the Exchange Act. You are encouraged to read these filings as they are made.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New risk factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

We present below our ratio of earnings to fixed charges. Earnings available to cover fixed charges consist of loss from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense and the portion of rental expense we believe to be representative of interest.

	Year Ended December 31,
	2010	2009	2008	2007	2006
	(in thousands)
Earnings available to cover fixed charges:	$(24,999)	$(21,476)	$(29,294)	$(28,190)	$(24,772)
Fixed charges:	2,665	1,894	1,147	475	601

Ratio of earnings to fixed charges:	$—	$—	$—	$—	$—

For all periods presented, earnings are insufficient to cover fixed charges. Coverage is deficient by the following amounts:

$(27,664)	$(23,370)	$(30,441)	$(28,655)	$(25,373)

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, including the continued development, manufacture, marketing and sale of our Celution™ System family of products, including related research and clinical trials, and other related research and development, sales and marketing, and general administrative expenses, working capital and capital expenditures. In addition our use of proceeds may include the repayment of debt or refinancing of indebtedness or the acquisition of complementary products or companies.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $100,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer in offerings under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

We are authorized to issue 95,000,000 shares of common stock, of which 51,996,191 shares were issued and outstanding as of March 9, 2011. The holders of Common Stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ Global Market under the symbol “CYTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ComputerShare Investor Services, LLC.

Rights Plan

On May 28, 2003, we adopted a stockholder rights plan, or Rights Plan. The description and terms of the rights issuable under the Rights Plan are set forth in a Rights Agreement between us and Computershare Trust Company, Inc., as rights agent, dated as of May 29, 2003. Under the Rights Plan, we distributed one Series RP preferred stock purchase right for each share of common stock outstanding at the close of business on June 10, 2003.

If a person or group of affiliated or associated persons acquires 15% or more of our common stock in a transaction not pre-approved by our Board of Directors, each right will entitle its holder, other than the acquirer, to receive upon exercise the number of shares of our common stock (or, in certain circumstances, of one one-thousandths of a share of preferred stock or other of our securities) having a value equal to two times the right’s then-applicable purchase price (initially $25.00 per one-thousandth of a share of Series RP preferred stock). In addition, if an unapproved party acquires 15% or more of our common stock, and we are later acquired by the unapproved party or in a transaction in which all of our stockholders are not treated alike, stockholders with unexercised rights, other than the unapproved party, will be entitled to purchase common stock of the merger party or asset buyer with a value of twice the exercise price of the rights. Each right also becomes exercisable for one one-thousandth of a share of our Series RP preferred stock at the right’s then current exercise price 10 days after an unapproved person or group of affiliated or associated persons commences, or announces an intention to make, a tender offer or exchange offer that, if completed, would result in the unapproved party acquiring 15% or more of our common stock. We may redeem the rights for a nominal amount before an event that causes the rights to become exercisable.

Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of us, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to our stockholders, stockholders may, depending upon the circumstances, recognize taxable income should the rights become exercisable or upon the occurrence of certain events thereafter. As long as the rights are attached to the shares of common stock, we will issue one right with each new share of common stock so that all shares of our common stock will have attached rights. The rights will expire on May 29, 2013, unless earlier redeemed by us.

On May 12, 2005, we amended the Rights Plan to change the threshold at which the rights separate from the common stock, from 15% to 20%, in the case of one of our stockholders, Neil Gagnon, either individually or together with his affiliates, including without limitation Gagnon Securities LLC and its affiliates (all together “Gagnon”). The effect of this amendment is to enable Gagnon to safely increase his beneficial ownership to above 15% (although not to above 20%) without thereby triggering distribution of the rights.

On August 28, 2007, we amended the Rights Plan to change the threshold at which the rights separate from the common stock, from 15% to 20%, in the case of one of our stockholders, Olympus Corporation. The effect of this amendment is to enable Olympus Corporation to safely increase its beneficial ownership to above 15% (although not to above 20%) without thereby triggering distribution of the rights.

The Rights Agreement, specifying the terms of the rights, including the form of Certificate of Designation, Preferences and Rights of our Series RP preferred stock as an exhibit thereto, is attached as an exhibit to our registration statement on Form 8-A filed with the SEC on May 30, 2003 and is incorporated herein by reference. Amendment No. 1 to Rights Agreement, dated as of May 12, 2005, between us and Computershare Trust Company, Inc., as rights agent, is attached as an exhibit to our current report on Form 8-K filed with the SEC on May 18, 2005, and Amendment No. 2 to Rights Agreement, dated as of August 28, 2007, between us and Computershare Trust Company, Inc., as rights agent, is attached as an exhibit to our current report on Form 8-K filed with the SEC on August 28, 2007. The foregoing description of the rights is qualified in its entirety by reference to the Rights Agreement, as amended, and the exhibits thereto.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which were issued and outstanding as of March 9, 2011. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

The following is a summary of certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our amended and restated certificate of incorporation and amended and restated bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws

Preferred Stock. Under our amended and restated certificate of incorporation, our Board of Directors has the power to authorize the issuance of up to 5,000,000 shares of preferred stock, all of which remain undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. The issuance of preferred stock may:

•	delay, defer or prevent a change in control;

•	discourage bids for our common stock at a premium over the market price of our common stock;

•	adversely affect the voting and other rights of the holders of our common stock; and

•

discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Special Meeting Requirements. Our amended and restated bylaws provide that special meetings of our stockholders may only be called at the request of our president, chief executive officer or chairman of the board or by a majority of our Board of Directors.

Advance Notice Requirement. Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to our Board of Directors. Generally, to be timely, notice must be received at our principal executive offices no later than the date specified in our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, which date shall be not less than 120 calendar days in advance of the date of such proxy statement.

Indemnification. Our amended and restated certificate of incorporation and our bylaws, as amended, provide that we will indemnify our officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

The above provisions may deter a hostile takeover or delay a change in control or management of us.

Rights Agreement

The rights described above under the heading “Description of Common Stock and Preferred Stock—Rights Plan” above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire a significant interest in us on terms not approved by our Board of Directors.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of Cytori Therapeutics, Inc., to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee (collectively, the “indenture”). We have filed forms of the indentures as exhibits to the registration statement of which this prospectus is a part. If we enter into any revised indenture or indenture supplement, we will file a copy of that supplement with the SEC.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series by resolution of our board of directors or by means of a supplemental indenture, and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•

the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•

if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•

the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•

the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	any other terms of the debt securities of the series; and

•

whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement or in any board resolution establishing such debt securities and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness, if any, outstanding as of the end of our most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Cytori, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Our Covenants

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series that continues for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•

failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us and our subsidiaries; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities after issuance of such debt securities, enter into one or more supplemental indentures to, among other things:

•	add guarantees to or secure any series of debt securities;

•	add any additional events of default;

•

provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•

surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•

cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, , so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

add or change or eliminate any of the provisions of the indenture to extent as shall be necessary to permit or facilitate the issuance of debt securities in bear form, registrable or not registrable as to principal, and with or without interest coupons;

•	add to or change any of the provisions of the indenture to permit the defeasance and discharge of any series of debt securities pursuant to the indenture;

•

change, or eliminate any of the provisions of the indenture provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee; and

•	establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture to be entered into after issuance of the debt securities shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	release any security interest that may have been granted with respect to such debt securities;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

•	modify the ranking or priority of the securities;

•	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

Mergers, Consolidations and Certain Sales of Assets

Under the proposed form of indenture, we may not (1) consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or (2) transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•

the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

None of our directors, officers or stockholders shall have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer or stockholder. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities issued under the indenture may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of (including authentication and delivery on original issuance of the debt securities), the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of Cytori, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a securities warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

Our warrants exercisable for share of our common stock are listed on The NASDAQ Global Market under the symbol “CYTXW.”

DESCRIPTION OF UNITS

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock and warrants, which are listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US), San Diego, California. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements and schedule of Cytori Therapeutics, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at the SEC’s other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov . In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.cytoritx.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

•	our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 11, 2011 (File No. 001-34375-11682745);

•

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2010 from our definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2010 (File No. 001-34375-10787474);

•	the description of our warrants contained in our registration statement on Form 8/A filed with the SEC on June 8, 2009 (File No. 001-34375-09878357);

•	the description of our common stock contained in our registration statement on Form 10/A filed with the SEC on July 16, 2001 (File No. 000-32501-1682501); and

•

the description of our Series RP Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed with the SEC on May 30, 2003 (File No. 000-32501-03725608), including any amendments or reports filed for the purpose of updating the description.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121, Attn: Investor Relations, telephone: (858) 458-0900.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

6,326,262 Shares

Common Stock

PROSPECTUS SUPPLEMENT

July 12, 2011